PROMISSORY NOTE

                                 JANUARY 4, 2004

JERSEY CITY, NEW JERSEY                                                 $400,000

FOR VALUE RECEIVED, the undersigned, KIWA BIO-TECH PRODUCTS GROUP CORPORATION, a Delaware corporation (the "Company"), promises to pay CORNELL CAPITAL PARTNERS, LP (the "Holder") at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 or other address as the Holder shall specify in writing, the principal sum of FOUR HUNDRED THOUSAND (U.S.) DOLLARS AND 00/100 ($400,000.00) and will be payable pursuant to the following terms:

1. AMOUNT OF NOTE. The face amount of this Promissory Note (this "Note") and interest at the rate of ten percent (10%) per annum shall be payable either out of the net proceeds to be received by the Company under that certain Standby Equity Distribution Agreement (the "Standby Equity Distribution Agreement") dated as July 6, 2004 between the Company and the Holder, or the Company shall pay all mounts due under this Note shall be paid in full within two hundred ninety (290) calendar days of the date hereof, regardless of the availability of proceeds under the Standby Equity Distribution Agreement unless an extension is mutually agreed to by the parties in writing. The Company agrees to escrow thirty-nine (39) requests for advances under the Standby Equity Distribution Agreement in an amount not less than TEN THOUSAND Dollars ($10,000) and one (1) request for advance under the Standby Equity Distribution Agreement in an amount not less than TWENTY-SIX THOUSAND EIGHT HUNDRED TWENTY-ONE DOLLARS AND NINETY-TWO CENTS ($26,821.92) (individually referred to as "Advance Notice" collectively referred to "Advance Notices") as well as THIRTY-THREE MILLION
(33,000,000) shares of the Company's Common Stock as required under Section 2.2(c) of the Standby Equity Distribution Agreement (the "Escrowed Shares"). In the event that during the life of this Note the proceeds from the sales of the Escrowed Shares are insufficient to repay all amounts due hereunder the Company shall immediately escrow, pursuant to the irrevocable transfer agent instructions dated the date hereof (the "Irrevocable Transfer Agent Instructions") such number of shares of the Company's common stock of which the proceeds of the sale of such shares shall be sufficient to repay all amounts due hereunder. The Advance Notices and the shares of the Company's Common Stock will be held in escrow by David Gonzalez, Esq., who shall release such requests to the Holder every seven (7) calendar days commencing on January 10, 2005. The Holder may at its sole discretion retain and apply the net proceeds of each advance (after deducting any fees owed to the Holder under the terms of the Standby Equity Distribution Agreement) to the outstanding balance of this Note as existing from time to time. Interest shall be payable upon the due date of this Note. If this Note is not paid in full when due, the outstanding principal owed hereunder shall be due and payable in full together with interest thereon at the rate of fourteen percent (14%) per annum or the highest permitted by applicable law, if lower. During the term of this Note the Company shall have the option to repay the amounts due hereunder in immediately available funds and withdraw any Advance Notices yet to be effected.

2. WAIVER AND CONSENT. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

3. COSTS, INDEMNITIES AND EXPENSES. In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys' fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys' fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

4. EVENT OF DEFAULT. Upon an Event of Default (as defined below), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Holder, and the Holder shall be entitled to seek and institute any and all remedies available to it. No remedy conferred under this Note upon the Holder is intended to be exclusive of any other remedy available to the Holder, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Holder of any right, power or remedy hereunder shall preclude any other or further exercise thereof. The failure of the Holder to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof. An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make payment of the outstanding principal balance plus accrued interest pursuant to this Note within the time prescribed herein or the Company fails to satisfy any other obligation or requirement of the Company under this Note and/or the Irrevocable Transfer Agent Instructions, which is not cured within fifteen (15) calendar days after written notice from the Holder; or
(ii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, not disclosed to the Holder, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Company or for all or any part of its property which is not cured within thirty (30) calendar days after written notice from the Holder.

5. MAXIMUM INTEREST RATE. In no event shall any agreed to or actual interest charged, reserved or taken by the Holder as consideration for this Note exceed the limits imposed by New Jersey law. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Holder in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Holder's receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

6. CANCELLATION OF NOTE. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the face amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

7. SEVERABILITY. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

8. AMENDMENT AND WAIVER. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

9. SUCCESSORS. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

10. ASSIGNMENT. This Note shall not be directly or indirectly assignable or delegable by the Company. The Holder may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

11. NO STRICT CONSTRUCTION. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

12. FURTHER ASSURANCES. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

13. NOTICES, CONSENTS, ETC. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Company:                Kiwa Bio-Tech Products Group Corporation
                              17700 Castleton Street - Suite 589
                              City of Industry, CA 91748
                              Attention:        James Zhan
                              Telephone:        (626) 964-3232
                              Facsimile:        (626) 965-9877

With Copy to:                 Stubbs Alderton & Markiles, LLP
                              15821 Ventura Blvd., Suite 525
                              Encino, CA 91436
                              Attention:     V. Joseph Stubbs, Esq.
                              Telephone:     (818) 444-4507
                              Facsimile:      (818) 444-4520

If to the Company:            Cornell Capital Partners, L.P.
                              101 Hudson Street, Suite 3700
                              Jersey City, NJ 07302
                              Attention:     Mark A. Angelo
                              Telephone:   (201) 985-8300
                              Facsimile:    (201) 985-8266


or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The Holder's remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Holder under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Every right and remedy of the Holder under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

15. GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Court of the State of New Jersey sitting in Hudson County, New Jersey and the United States Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16. NO INCONSISTENT AGREEMENTS. None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

17. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

18. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE HOLDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

19.  ENTIRE  AGREEMENT.  This  Note  (including  the  recitals  hereto)  and the
Irrevocable Transfer Agent Instructions set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

                                   KIWA BIO-TECH PRODUCTS GROUP CORPORATION

                                   By: /s/ Wei Li
                                   Name:   Wei Li
                                   Title:  President and Chief Executive Officer

[CORNELL CAPITAL PARTNERS LOGO]


                                  April 5, 2005


Kiwa Bio-Tech Products Group Corporation
17700 Castleton Street
   Suite 589
City of Industry, CA 91748

Attention:   Wei Li
             President & Chief Executive Officer


RE: KIWA BIO-TECH PRODUCTS GROUP CORPORATION/CORNELL CAPITAL PARTNERS, LP PROMISSORY NOTE DATED DECEMBER 29, 2004

Dear Mr. Li:

Kindly accept this letter as confirmation that in order to prevent Cornell Capital Partners, LP (herein "Cornell") and/or David Gonzalez PC as Escrow Agent for Cornell from becoming affiliates of Kiwa Bio-Tech Products Group Corporation (the "Company") by holding in excess of nine and nine-tenths percent (9.9%) of the Company's outstanding shares of common stock, it has been agreed by and between Cornell and the Company that contrary to the terms of the Promissory Note dated December 29, 2004 (the "Note"), there shall be deposited in escrow with David Gonzalez PC a sum of five million nine hundred ninety-five thousand three hundred fifteen (5,995,315) shares of the Company's common stock.

This letter shall further confirm the agreement by and between Cornell and the Company that should the number of shares held in escrow by David Gonzalez PC at any time during the life of the Note fall below nine and nine-tenths percent (9.9%) of the Company's outstanding shares of common stock, the Company shall immediately escrow such number of shares with David Gonzalez PC necessary to increase the escrowed shares to nine and nine-tenths percent (9.9%) of the outstanding.

Furthermore, in the event that if at any time, the proceeds of the sales of shares escrowed with David Gonzalez PC are insufficient to repay Cornell all amounts due under the terms of the Note, the Company shall immediately escrow, pursuant to the Irrevocable Transfer Agent Instructions dated December 29, 2004 and executed in connection with the Note, such number of shares of the Company's common stock not to exceed nine and nine tenths percent (9.9%) of the Company's outstanding shares of common stock, of which the proceeds of the sale of such shares shall be sufficient to repay all amounts due Cornell under the Note.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                 SIGNATURE BLOCK ONLY APPEARING ON ATTACHED PAGE


    101 Hudson Street - Suite 3700 Jersey City, NJ 07302 Tel: (201) 985-8300
                           Facsimile: (201) 985-9266

Kiwa Bio-Tech Products Group Corp.
     Wei Li, President & CEO

                                  - page 2 -                       April 5, 2005


                                                   Very truly yours,

                                                   /s/ Mathew Beckman
                                                   CORNELL CAPITAL PARTNERS, LP
                                                   By:  Matthew Beckman
                                                   Its:  General Partner

MB/jmh

Received and acknowledged this
5th day of April , 2005.


/s/ Wei Li
----------------------------------------
KIWA BIO-TECH PRODUCTS GROUP CORPORATION
By: Wei Li
Its: President & Chief Executive Officer

[CORNELL CAPITAL PARTNERS LOGO]

                                                                  March 21, 2005

Kiwa Bio-Tech Products Group Corporation
17700 Castleton Street, Suite 589
City of Industry, CA 91748

Attention:   Wei Li
             President & Chief Executive Officer

RE: KIWA BIO-TECH PRODUCTS GROUP CORPORATION/CORNELL CAPITAL PARTNERS, LP PROMISSORY NOTE DATED DECEMBER 29, 2004

Dear Mr. Li:

Kindly accept this letter as confirmation of our agreement of today's date wherein the terms of the Promissory Note dated December 29, 2004 shall be amended in that existing Advance Notices dated every seven (7) calendar days beginning March 21, 2005 and ending April 18, 2005, along with the corresponding Joint Disbursement Instructions for the release of shares of common stock (the "Stock Disbursements") dated every seven (7) calendar days beginning March 25, 2005 and ending April 22, 2005, shall be voided.

This letter will further confirm that inasmuch as the aforementioned Advance Notices and Stock Disbursements have been voided, the existing Advance Notice dated October 10, 2005 shall be amended to provide for an advance amount of ten thousand dollars ($10,000) and that five (5) new Advance Notices and corresponding Stock Disbursements shall be executed as follows:

ADVANCE NOTICE DATE            ADVANCE AMOUNT            STOCK DISBURSEMENT DATE
October 17, 2005                $ 10,000.00                 October 21, 2005
October 24, 2005                $ 10,000.00                 October 28, 2005
October 31, 2005                $ 10,000.00                 November 4, 2005
November 7, 2005                $ 10,000.00                 November 11, 2005
November 14, 2005               $ 29,589.04                 November 18, 2005

This letter shall further confirm that the Advance Notice to be dated November 14, 2005 and to provide for an advance amount of twenty-nine thousand five hundred eighty-nine dollars and four cents ($29,589.04) as noted above shall represent the balance of the principal (or the


    101 Hudson Street - Suite 3700 Jersey City, NJ 07302 Tel: (201) 985-8300
                            Facsimile: (201) 985-9266

Kiwa Bio-Tech Products Group Corporation
          Wei Li, President & CEO
                                   - page 2 -                     March 21, 2005


sum of ten thousand dollars {$10,000.00}) along with interest accrued over the life of the note (the sum of nineteen thousand five hundred eighty-nine dollars and four cents {$19,589.04}).

                                              Very truly yours,
                                              /s/ Matthew Beckman
                                              CORNELL CAPITAL PARTNERS, LP
                                              By:  Matthew Beckman
                                              Its:  General Partner

MB/jmh

Received and acknowledged this
21st day of March , 2005.

/s/ Wei Li
----------------------------------------
KIWA BIO-TECH PRODUCTS GROUP CORPORATION
By: Wei Li
Its: President & Chief Executive Officer